                                                                   EXHIBIT 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     INFLUENZA VACCINE COLLABORATION AND LICENSE AND DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made the 19th day of June, 1998 (hereinafter, "the Effective Date") between CSL LIMITED, A.C.N. 051 588 348 whose head office is situated at 45 Poplar Road, Parkville in the State of Victoria, 3052, Australia (hereinafter, "CSL Limited") and its Affiliates in the Territory (hereinafter, collectively referred to as "CSL") of the one part, and AVIRON of 297 North Bernardo Avenue, Mountain View, in the State of California 94043, U.S.A. (hereinafter referred to as "Aviron") of the other part (hereinafter referred to together as "the Parties" or each individually as a "Party").

WHEREAS

         A. Aviron has been licensed exclusive rights to, and has developed substantial additional proprietary rights regarding an intranasally delivered cold adapted vaccine formulation against influenza;

         B. Aviron is engaged in the development, and when developed, the manufacture or contract manufacture, marketing and sale of such vaccine, in [ * ] [ * ] formulations;

         C. CSL is an Australian pharmaceutical company experienced in the manufacture and sale of influenza vaccines;

         D. Aviron and CSL wish to enter into a collaboration to develop, perform clinical testing of, gain regulatory approval for, and to license CSL to market and sell, Aviron's intranasal cold adapted vaccine formulation against influenza in Australia, New Zealand, and other associated territories in Oceania (the "Territory," as further defined below);

         E. Contemporaneously with this Agreement, CSL will issue to Aviron options to purchase shares of CSL capital stock in consideration for the rights granted by Aviron herein;

         NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.       DEFINITIONS

         1.1 "AFFILIATE" means any corporation or business entity of which Aviron or CSL owns directly or indirectly [ * ] or more of the assets or outstanding stock, or any corporation which Aviron or CSL directly or indirectly controls, or any parent corporation which owns directly or indirectly [ * ] or more of the assets or outstanding stock of Aviron or CSL or directly or indirectly controls Aviron or CSL.

         1.2 "ALLOWABLE EXPENSES" means those expenses incurred for a Collaboration Product subsequent to the receipt of Regulatory Approval of the Collaboration Product in a given country in the Territory and shall consist of:

                  (a) Cost of Goods Shipped;


------------------

[*] Confidential treatment requested.


                                       1.

                  (b) Costs of distribution and shipping of the Collaboration Product to distributors and customers within the Territory ("Distribution Costs");

                  (c) Direct costs, specifically allocable to the Collaboration Product, incurred to operate and maintain the sales force which promotes and sells the Collaboration Product, as well as sales bulletins and other communications, sales meetings, specialty sales forces, call reporting and other monitoring/tracking costs, district and regional sales management and marketing management ("Selling Expenses");

                  (d) Costs, excluding [ * ] incurred by a Party or for its account which are specifically identifiable to the advertising and marketing of the Collaboration Product and related [ * ] including, without limitation, [ * ];

                  (e) Costs associated with the [ * ];

                  (f) Post-Regulatory Approval medical and clinical trial costs, [ * ];

                  (g) Costs of [ * ] regarding the Collaboration Product in the Territory and costs associated with [ * ];

                  (h) Costs associated with the [ * ] used in connection with the [ * ] of the Collaboration Product or any [ * ]; and

                  (i) [ * ].

         1.3 "AVIRON PRODUCT" means Aviron's live, intranasally delivered, cold adapted influenza vaccine [ * ].

         1.4 "AVIRON PRODUCT MARGIN" means Net Sales of Aviron Products less all Allowable Expenses.

         1.5 "AVIRON PRODUCT MATERIALS" means any [ * ] or any other biological materials transferred to CSL by Aviron under this Agreement.



------------------

[*] = Confidential treatment requested.



                                       2.

         1.6 "BRIDGING STUDIES" means those certain "bridging studies" required to be conducted to obtain Regulatory Approval in the Territory for the Aviron Product by demonstrating [ * ].

         1.7 "COLLABORATION" shall have the meaning ascribed in Section 2.1.

         1.8 "COLLABORATION REGULATORY DATA" means all data, information, filings, reports and results generated by or for either Party and relating to obtaining Regulatory Approval for the Aviron Product in the Territory, in both raw and compiled form.

         1.9 "COLLABORATION PRODUCT" means the Aviron Product, the CSL Product or any [ * ] CSL Product, or all three, as applicable.

         1.10 "CONTROLLED" means, with respect to any particular Intellectual Property right or other property right, that the Party owns or has a license to such right and has the ability to grant access, a license, or a sublicense to such right to the other Party as provided for herein without violating an agreement with a Third Party as of the time the Party would be first required hereunder to grant the other Party such access, license or sublicense.

         1.11 "COST OF GOODS SHIPPED" means the cost of manufacturing, supplying and shipping a Collaboration Product in either bulk or finished form, as the case may be and as the Steering Committee may agree, and shall consist of (i) in the case of products and/or services acquired from Third Parties, payments to such Third Parties (however calculated, including, for example, charges by such Third Parties for an allocation of overhead for production of the Collaboration Product), and (ii) in the case of manufacturing services performed by either Aviron or CSL, including manufacturing services in support of Third Party manufacturing, [ * ] costs of the manufacture in bulk form or finished form, as the case may be, plus [ * ] costs shall consist of direct material and direct labor costs [ * ] at standard, all calculated in accordance with reasonable cost accounting methods, consistently applied, of the Party performing the work.

                  (a) As used herein, "direct material costs" shall include the costs incurred in [ * ].

                  (b) As used herein, "direct labor" shall include the cost of employees engaged in direct manufacturing activities and direct or indirect quality control and quality assurance activities who are directly employed in the manufacture, blending, filling and/or packaging of a Collaboration Product.

                  (c) [ * ] shall include a reasonable allocation of [ * ], a reasonable allocation of [ * ] costs, and a reasonable allocation of [ * ], unless otherwise agreed upon by the Steering Committee. Such allocations shall be in accordance with the reasonable cost accounting methods, consistently


------------------

[*] = Confidential treatment requested.

                                       3.

applied, of the Party performing the work. [ * ] shall not include [ * ] costs associated with any [ * ] used for the [ * ] or [ * ] costs not otherwise allocable to the manufacture of the Collaboration Product, nor shall [ * ] include costs associated with capacity not incorporated into standard unit costs. Actual costs shall exclude costs associated with [*] to the Collaboration Product.

                  (d) Cost of Goods Shipped shall also include [ * ] and other [ * ] costs (but excluding [ * ] costs).

         1.12 "CSL FIELD" means the sale of influenza vaccines for prophylactic use in the Eligible Populations in any country in the Territory.

         1.13 "CSL [ * ] PRODUCT MARGIN" means Net Sales of CSL Products sold in the CSL Field [ * ] during the relevant influenza season, less all Allowable Expenses allocable to such Net Sales in the CSL Field.

         1.14 "CSL PRODUCT" means CSL's inactivated, injectable influenza vaccine product, for use in the CSL Field.

         1.15 "DEVELOPMENT AND REGULATORY COSTS" means the costs incurred by either Party or for its account specifically identifiable to the development of the Aviron Product for Regulatory Approval in the Territory and shall consist of
(i) [ * ] costs associated with the conduct of the [ * ]; (ii) Cost of Goods Shipped of any Aviron Product [ * ]; and (iii) direct labor and materials and out-of-pocket costs associated with the [ * ] in the Territory all as specified in the Development Plan and approved by the Steering Committee, all calculated in accordance with reasonable cost accounting methods, consistently applied by the Party performing the work.

         1.16 "DEVELOPMENT PLAN" means the plan for the clinical development of the Aviron Product created by the Steering Committee pursuant to Section 4.1.

         1.17 "ELIGIBLE POPULATIONS" means any population group which is other than the following: [ * ].

         1.18 "FDA" means the United States Food and Drug Administration or any successor agency.

         1.19 "[ * ] AVIRON PRODUCT" means Aviron's live, intranasally delivered, cold-adapted influenza vaccine [ * ].


------------------

[*] Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions, which are marked by an "*" in the text.



                                       4.

         1.20 "[ * ] CSL PRODUCT" means any influenza vaccine (whether live or killed) product [ * ].

         1.21 [ * ] CSL PRODUCT MARGINS" means Net Sales of [ * ] CSL Products in the CSL Field less all Allowable Expenses.

         1.22 "INCREMENTAL STUDIES" means all clinical trials necessary for Regulatory Approval in the Territory over and above those described and cited in the PLA, including the Bridging Studies.

         1.23 "INTELLECTUAL PROPERTY" means, as applicable, Aviron Intellectual Property, CSL Intellectual Property or Joint Intellectual Property.

                  (a) "AVIRON INTELLECTUAL PROPERTY" means any and all Know-How, techniques, inventions, improvements and/or discoveries, or materials (including the Aviron Product Materials), whether or not patentable or subject to copyright or trademark protection and in whatever form kept, covering the development, manufacture, use or sale of the Aviron Product and which are Controlled by Aviron as of the Effective Date, or developed or made solely by or for Aviron or which come under the Control of Aviron during the term of this Agreement and developed other than pursuant to this Agreement.

                  (b) "CSL INTELLECTUAL PROPERTY" means any and all Know-How, techniques, inventions, improvements and/or discoveries, or materials, whether or not patentable or subject to copyright or trademark protection and in whatever form kept, relating to or useful for the development, manufacture, use or sale of the Aviron Product, and which are Controlled by CSL as of the Effective Date, or which are developed or made solely by or for CSL or which come under the Control of CSL during the term of this Agreement, and developed other than pursuant to this Agreement.

                  (c) "JOINT INTELLECTUAL PROPERTY" means any and all Know-How, materials, techniques, inventions, improvements and/or discoveries whether or not patentable or subject to copyright or trademark protection and in whatever form kept, covering the development, manufacture, use or sale of the Aviron Product which are developed or made by either or both Parties pursuant to and during the term of this Agreement, regardless of inventorship.

         1.24 "KNOW-HOW" means all information, data, techniques and inventions not generally known which are necessary for researching, developing, using, manufacturing, marketing or selling the Aviron Product.

         1.25 "MARKET LAUNCH" means the first commercial sale of the Aviron Product in the Territory by CSL or its Affiliate.

         1.26 "MICHIGAN" means the Regents of the University of Michigan, a constitutional corporation of the State of Michigan with offices located at Wolverine Tower, Room 2071, 3003 South State Street, Ann Arbor, Michigan, 48109-1280, USA.


------------------

[*] = Confidential treatment requested.


                                       5.

         1.27 "MICHIGAN AGREEMENT" means the Materials Transfer and Intellectual Property Agreement between Aviron and Michigan dated February 24, 1995, as amended and attached hereto as Schedule 1.22.

         1.28 "NET SALES" shall mean the sum, over the term of this Agreement, of all amounts actually received and all other consideration actually received (or, when in a form other than cash or its equivalent, the fair market value thereof when received) by CSL and its Affiliates from persons or entities due to or by reason of the sale, distribution or use of Collaboration Products, less the following deductions and offsets, but only to the extent such sums are otherwise included in the computation of Net Sales, or are paid by CSL and its Affiliates and not otherwise reimbursed:

                  (a) refunds, rebates, replacements or credits actually allowed and taken by purchasers for return of Collaboration Products;

                  (b) government-mandated rebates or refunds given by CSL or its Affiliates for purchases of customary trade, quantity and cash discounts actually allowed and taken;

                  (c) excise, value-added, transportation, use and sales taxes actually paid by CSL and its Affiliates for Collaboration Products; and

                  (d) shipping and handling charges actually paid by CSL and its Affiliates for Collaboration Products.

         Sales of Collaboration Products intended for resale to Third Parties, and made internally amongst CSL and its Affiliates or sublicensees shall not be deemed sales for purposes of calculating "Net Sales" subject to royalty pursuant to Sections 9.2 and 10.3 of this Agreement (note that the resale by the recipient shall be included in the calculation of "Net Sales" and subject to royalties). Whenever the term "Collaboration Product" may apply to a Collaboration Product during various stages of manufacture, use or sale, "Net Sales," as otherwise defined, shall be derived from the sale, distribution or use of such Collaboration Product by CSL or its Affiliates at the stage of its highest invoiced value to Third Parties.

         1.29 "PBAC" means the Pharmaceutical Benefits Advisory Committee of Australia and any corresponding agency in any other country in the Territory.

         1.30 "PBS LISTING" means listing of a product on the Schedule of Pharmaceutical Benefits by the Australian Commonwealth Department of Health or the equivalent in any other country in the Territory.

         1.31 "PLA" means both the Product Licensing Application and the Establishment Licensing Application for the [ * ] Aviron Product, Controlled by Aviron and to be filed with the FDA by Aviron following the Effective Date.


------------------

[*] = Confidential treatment requested.

                                       6.

         1.32 "REGULATORY APPROVAL" means the necessary approval which must be received from the relevant governmental regulatory authority in a given country in the Territory (e.g. in Australia, the TGA) before the Aviron Product may be commercially sold in any such country.

         1.33 "STEERING COMMITTEE" means the Committee established pursuant to
Article 3 herein.

         1.34 "TGA" means the Therapeutic Goods Administration of Australia and any corresponding agency in any other country in the Territory.

         1.35 "TERRITORY" means Australia and New Zealand and their territories, Fiji, Papua New Guinea, Vanuatu, Tonga, the Solomon Islands and the Cook Islands.

         1.36 "THIRD PARTY" means any party besides the Parties and their respective Affiliates.

2.       NATURE AND SCOPE OF THE COLLABORATION

         2.1 SCOPE OF THE COLLABORATION. The Parties intend to establish a collaboration pursuant to which the Parties will jointly conduct the necessary clinical development of the Aviron Product for Regulatory Approval in the Territory, as set forth in the Development Plan described in Section 4.1. CSL will then market, promote, sell and distribute the Aviron Product in the Territory as set forth in the Marketing Plan described in Section 5.1. The collaboration described in this Section 2.1 (the "Collaboration") will be overseen by the Steering Committee, pursuant to Section 3.1.

         2.2 DILIGENT EFFORTS. The Parties will use diligent efforts and cooperate with one another in carrying out their respective obligations hereunder and as set forth further in the Development Plan and the Marketing Plan.

3.       MANAGEMENT OF THE COLLABORATION

         3.1 STEERING COMMITTEE. Immediately following the Effective Date, the Parties shall establish and maintain a Steering Committee which will (a) decide on strategic issues and policies; (b) monitor the conduct, management and supervision of the Collaboration, and (c) create and implement the Development Plan and the Marketing Plan.

                  (a) MEMBERS. The Steering Committee shall be composed of an equal number of representatives of CSL and of Aviron. The initial number of Steering Committee members shall be four (4), and may be increased to six (6) by written agreement of the Parties. The representatives of the Steering Committee shall consist of individuals with the appropriate skills necessary to deal with the issues before them, with each Party having the right to change its representatives from time to time by notifying one another to this effect. The first representatives of the Steering Committee to be nominated by CSL and Aviron shall be set forth in Schedule 3.1 hereto.

                  (b) MEETINGS. The Steering Committee shall meet at least twice per year to decide on strategic issues and policies, in person or via teleconference or videoconference, and shall hold such additional meetings as its members think fit. Each member of the Steering


                                       7.

Committee may appoint an alternate, and references in this article to "members" and "representatives" of the Steering Committee shall include references to alternates of such members and representatives. An alternate will only act if the member is not available.

                  (c) CHAIRPERSON. Unless otherwise agreed by the Parties, the Chairperson for the Steering Committee shall alternate between Aviron and CSL at each meeting, commencing with Aviron. The Chairperson shall appoint a Secretary from amongst the members of the Steering Committee who shall be responsible for preparing the minutes of meetings as well as any related correspondence.

                  (d) QUORUM. No business shall be transacted at any meeting of the Steering Committee unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall be at least four (4) members present in person or by their alternate, two (2) of whom must be representatives appointed by CSL and two (2) representatives appointed by Aviron.

                  (e) MINUTES. Minutes of resolutions and other proceedings of the Steering Committee shall be taken and maintained in an appropriate manner. Minutes shall be signed by a member of each of the Parties present at the proceedings which took place. Any minutes so signed will be prima facie evidence of the resolutions from proceedings to which they relate.

                  (f) RESOLUTIONS. All matters and formal resolutions of the Steering Committee shall require unanimous approval.

                  (g) DISAGREEMENT. In the event of any disagreement amongst members of the Steering Committee with respect to any aspect of the Collaboration which remains unresolved for a period of seven (7) days, the matter of disagreement shall be referred to the Chief Executive Officer of Aviron and the General Manager of the Pharmaceutical Division of CSL for good faith resolution. In the event they cannot resolve such matter to their mutual satisfaction within thirty (30) days, the matter shall be referred to non-binding mediation as follows: Upon expiration of such thirty (30) day period, each Party shall have the right to notify the other Party of its desire to enter into non-binding mediation for a period not to exceed ninety (90) days, to be conducted by an unrelated Third Party mutually agreed upon, possessing the appropriate skills, expertise and experience to address the issue in dispute. Such mediator shall promptly deliver to the Parties a written recommendation. All costs of such mediation shall be shared equally by the Parties. If such dispute nonetheless remains unresolved, Article 19.8 shall apply.

         3.2 LIAISONS. Each Party shall each appoint a liaison, who may be a member of the Steering Committee, who shall report to the Steering Committee as required and will coordinate communications between such Party and the Steering Committee and the other Party.

         3.3 GENERAL RESPONSIBILITIES OF STEERING COMMITTEE.

                  (a) To coordinate the preparation of and adopt the Development Plan;

                  (b) to exchange and mutually share data and reports generated from all clinical trials of the Aviron Product to the extent such data may assist the Parties in fulfilling their obligations herein;



                                       8.

                  (c) to discuss and agree on procedures for whatever data handling and analysis CSL is required to provide for Regulatory Approval;

                  (d) in accordance with mutually agreed practice which is in compliance with government regulations, to promptly inform each other of any adverse events arising out of such studies and, if necessary, to meet to decide on a course of action, including the undertaking of any voluntary recall;

                  (e) to keep each other informed on the progress toward Regulatory Approval and PBS Listing;

                  (f) to coordinate the preparation of the Marketing Plan; and

                  (g) to determine an appropriate manufacturing and supply strategy for the Aviron Product, as set forth in Article 6.

                  (h) to determine the need for and oversee the conduct of any post-Regulatory Approval clinical trials of the Aviron Product for the Territory.

         3.4 SUBCOMMITTEES. The Steering Committee shall have the authority to establish subcommittees to carry out one or more of its responsibilities hereunder.

         3.5 DOCUMENTATION. The Steering Committee shall ensure that great care is taken to properly record and document all activities performed during the Collaboration. Where reasonably practicable the Parties shall agree and observe uniform and consistent practices and standards in relation to the recording and documentation of such activities.

4.       DEVELOPMENT OF AVIRON PRODUCT

         4.1 DEVELOPMENT PLAN. Immediately following its establishment, the Steering Committee shall discuss and agree on details for (a) conducting the Incremental Studies, including the development of the requisite protocols and any changes or additions thereto; (b) coordinating the Parties' activities and responsibilities in conducting the Incremental Studies and monitoring their progress; (c) coordinating the filings necessary for Regulatory Approval; and
(d) creating a budget for the aforementioned activities (collectively, the "Development Plan"). The general outline of the Incremental Studies component of the Development Plan is set forth in Schedule 4.1. The Steering Committee may recommend use of a contract research organization to carry out any of the activities necessary to obtaining Regulatory Approval for the Aviron Product, but Aviron shall have the final approval as to the use of such contract research organization. The Steering Committee will update and amend the Development Plan from time to time. In addition to the obligations set forth in the Development Plan, the Parties shall have the rights and responsibilities set forth in Sections 4.2 and 4.3.

         4.2 CSL DEVELOPMENT RIGHTS AND RESPONSIBILITIES.

                  (a) PLA. CSL will have the right to review, use and reference the PLA for the purpose of obtaining Regulatory Approval and PBS Listing of the Aviron Product.



                                       9.

                  (b) INCREMENTAL STUDIES. CSL will make an initial determination of, and report to the Steering Committee about, all those clinical trials which comprise the Incremental Studies, other than the Bridging Studies. The Steering Committee shall make the final determination as to all such necessary Incremental Studies.

                  (c) REGULATORY FILINGS. CSL will, under the direction of the Steering Committee and in close coordination with Aviron, prepare and file all applications for Regulatory Approval and for PBS Listing or any other pricing or reimbursement approval for the Aviron Product in the Territory. CSL shall be the sponsor of all such filings for such Regulatory Approvals. Aviron shall have the right to receive copies of, and an irrevocable right of reference to, all submissions for Regulatory Approval and for PBS Listing or any other pricing or reimbursement approval for the Aviron Product in the Territory.

         4.3 AVIRON DEVELOPMENT RIGHTS AND RESPONSIBILITIES.

                  (a) SUPPLY OF AVIRON PRODUCT. Aviron will use its diligent efforts to supply, or cause to be supplied, all necessary Aviron Product for the conduct of the Incremental Studies as determined by the Steering Committee.
[ * ]

                  (b) BRIDGING STUDIES. Aviron shall retain the ultimate decision making power as regards the Bridging Studies.

                  (c) USE AND OWNERSHIP OF COLLABORATION REGULATORY DATA. CSL agrees that all Collaboration Regulatory Data generated by CSL or its Affiliates, consultants or contractors shall be the property of Aviron and may be used by Aviron, its Affiliates and its sublicensees free of charge in furtherance of applications for regulatory approval of the Aviron Product for use, sale or distribution outside the Territory, and that CSL shall reasonably cooperate with Aviron, its Affiliates and its sublicensees in providing such Collaboration Regulatory Data and in executing any necessary instruments or documents.

         4.4 DEVELOPMENT AND REGULATORY COSTS. Each Party shall bear its own Development and Regulatory Costs incurred by it, subject to reimbursement as provided herein. On a [ * ] basis, [ * ] shall invoice [ * ] for [ * ] of the Development and Regulatory Costs incurred by [ * ]. Such payment shall be due within [ * ] of receipt of such invoice.

         4.5 CONDUCT OF DEVELOPMENT. Each Party agrees to use diligent efforts to obtain Regulatory Approval for the Aviron Product in the Territory. Each Party shall ensure that its tasks assigned under the Development Plan are carried out adhering to the highest ethical and safety standards. The Parties agree to comply with all current Good Clinical Practices of the FDA (or their equivalent in the Territory).

         4.6 CONDUCT OF TRIALS OTHER THAN INCREMENTAL STUDIES. In the event Aviron desires to conduct clinical trials or other testing of the Aviron Product in the Territory under this Agreement which are not required to obtain or maintain Regulatory Approval in the Territory, Aviron shall [ * ].


------------------

[*] Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions, which are marked by an "*" in the text.

                                      10.

         4.7 THIRD PARTY TECHNOLOGY. If either Party becomes aware of any Third Party technology which is useful or necessary to the development, manufacture, use or sale of the Aviron Product in the Territory, it shall promptly notify the other Party. The Steering Committee shall then determine whether it would be advantageous for either CSL or Aviron to obtain a license to or otherwise acquire such Third Party technology, provided that such license or other acquisition of such technology shall only occur with the prior written consent of both Parties to the economic terms of such license or acquisition.

5.       MARKETING AND PROMOTION OF AVIRON PRODUCTS

         5.1 MARKETING PLAN. CSL will generate, and the Steering Committee will approve a plan, to be updated at least annually, regarding CSL's efforts to market, promote, sell and distribute Collaboration Products (the "Marketing Plan"). The Marketing Plan will include, without limitation, [ * ].

         5.2 PRICING POLICIES. The Steering Committee shall determine all pricing policies for the Aviron Product, with the objective of optimizing the financial returns to each Party, but CSL shall otherwise have the absolute unilateral right to determine the prices at which CSL will sell the Aviron Product in the Territory and to [ * ] provided that CSL will prepare [ * ] and seek to secure [ * ] having regard always for [ * ].

         5.3 MARKET RESEARCH. CSL shall be responsible for any market research necessary to confirm the targeted indications of the Aviron Product, markets and marketing platforms within the Territory.

         5.4 MARKETING MATERIALS. Aviron will provide to CSL, to the extent that Aviron has a right to do so, access to any photographs, templates, or other promotional materials, etc., used in the production of marketing materials where such materials may be adapted for use in the Territory [ * ].

         5.5 CSL'S DUTIES AND OBLIGATIONS. CSL shall during the term of this
Agreement:

                  (a) Use its diligent endeavors to market, promote, extend and maximize the sales of the Aviron Product throughout the Territory, which shall include without limitation, the promotion and marketing activities described in the Marketing Plan;

                  (b) Give proper consideration and weight to the interests of Aviron in all dealings;

                  (c) Not make any representations or give any warranties or other benefits in favor of any proposed purchasers of the Aviron Product or to the detriment of Aviron beyond those consistent with the relevant Regulatory Approval.

                  (d) Comply with all laws, ordinances, regulations, rules and administrative directions applicable to, governing or controlling the importation of the Aviron Products into, and the manufacture, sale and use of the Aviron Product in, the Territory;


------------------

[*] = Confidential treatment requested.

                                      11.

                  (e) As and when requested, provide to the Steering Committee reports as to sales, stock levels, market trends, and marketing difficulties and opportunities;

                  (f) Promptly inform Aviron of any material facts or opinions likely to be relevant in relation to the marketing of the Aviron Product and in particular of any infringements or possible infringements of any of Aviron Intellectual Property or Joint Intellectual Property; and

                  (g) Ensure that its employees, agents and dealers are acquainted with and bound by the obligations imposed by this Article 5.

         5.6 CSL COVENANTS.

                  (a) CSL shall not sell the Aviron Product outside the Territory or sell the Aviron Product to a Third Party within the Territory where there are reasonable grounds for CSL to believe that the Third Party may, whether directly or indirectly, sell or cause to be sold the Aviron Product outside the Territory.

                  (b) CSL Limited hereby guarantees the performance of all obligations under this Agreement undertaken by its Affiliates.

         5.7 FLUMIST(TM) TRADE MARK; CSL LOGO. It is the Parties' intention to use Aviron's FluMist(TM) trade mark as the sole trade mark for the promotion and marketing of the Aviron Product in the Territory, unless otherwise determined by the Steering Committee, except that CSL shall be entitled to use its corporate logo on any labeling of the Aviron Product, provided that CSL's corporate logo is in a form, position and size previously agreed to in writing by Aviron. Aviron undertakes not to appropriate in any way any of CSL's intellectual property rights covering, or relating to CSL's logo. CSL shall not use in its business any other trade marks which are similar or substantially similar to or so nearly resemble the Trade Marks so as to be likely to cause deception or confusion.

6.       COMMERCIAL SUPPLY OF AVIRON PRODUCT

         6.1 SUPPLY STRATEGY.

                  (a) SUPPLY BY AVIRON. It is Aviron's intention to supply, or cause to be supplied, finished Aviron Product to CSL for sale in the Territory. Any such supply shall be pursuant to a separate supply agreement. Such supply agreement will contain standard industry terms, including without limitation provisions regarding forecasts, ordering, delivery and acceptance. Aviron Product provided to CSL pursuant to such supply agreement will be invoiced to CSL at Aviron's [ * ], which [ * ] shall not be [ * ] Such agreement will also provide that: (i) Aviron shall in good faith attempt to meet CSL's Aviron Product requirements, provided that in the event that [ * ], Aviron reserves the right to [ * ]; (ii) Aviron would not be held liable for [ * ]; and (iii) that such Aviron Product

------------------

[*] = Confidential treatment requested.


                                      12.

would be manufactured in accordance with the specifications approved by the TGA and in compliance with Good Manufacturing Practices.

                  (b) ALTERNATIVE STRATEGIES. If Aviron is restrained by any act of the U.S. government from supplying or, [ * ], Aviron Product to CSL, then the Parties, through the Steering Committee, shall determine an alternative strategy for supplying CSL with its requirements for Aviron Product for sale in the Territory. Such alternative strategy may included the manufacture by CSL, or by a Third Party recommended by CSL, of either bulk or finished Aviron Product for sale in the Territory.

                  (c) PAYMENT. CSL shall pay Aviron for such Aviron Product supplied under this Section 6.1 within [ * ] days of receipt of invoice.

7.       LICENSE GRANT

         7.1 AVIRON LICENSE GRANT. Subject to the terms of this Agreement, Aviron hereby grants to CSL an exclusive license under the Aviron Intellectual Property and Aviron's interest the Joint Intellectual Property, and an exclusive sublicense under the Michigan Agreement, to develop, use, offer for sale, sell or otherwise distribute the Aviron Product in the Territory, subject to Section
7.2. In the event that the Steering Committee determines under Article 6 that CSL shall manufacture Aviron Product, Aviron shall also grant to CSL a license to manufacture Aviron Product for sale in the Territory.

         7.2 AVIRON RETAINED RIGHTS. Aviron retains such rights under the license granted in Section 7.1 as are necessary or useful to Aviron's performance of its obligations under this Agreement.

         7.3 CSL LICENSE GRANT. Subject to the terms of this Agreement, CSL hereby grants to Aviron [ * ] license, under the CSL Intellectual Property and CSL's interest in the Joint Intellectual Property, to develop, use, offer for sale, sell or otherwise distribute the Aviron Product outside the Territory, including the right to sublicense.

         7.4 MICHIGAN RETAINED RIGHTS. The license granted under Section 7.1 is subject at all times to the Michigan Agreement, as further set forth in Article 10, including the [ * ].

         7.5 AVIRON COVENANTS.

                  (a) Aviron agrees not to appoint any other person to act as its distributor, licensee or sublicensee for sale of the Aviron Product in the Territory during the term of this Agreement, except that for [ * ].


------------------

[*] = Confidential treatment requested.



                                      13.

                  (b) For the duration of CSL's exclusive rights in the Territory granted hereunder, Aviron undertakes not to sell the Aviron Product to any person, company or firm residing or trading in the Territory, and not to sell or otherwise provide the Aviron Product to any person, company or firm residing or trading outside the Territory which Aviron has reasonable grounds to believe is purchasing or obtaining the Aviron Product for the purpose of manufacturing or marketing the Aviron Product in the Territory.

         7.6 LIMITATIONS ON USE OF [ * ] During the term of the Agreement, CSL will have no rights to use the [ * ] except with respect to the development, manufacture, use or sale of the Aviron Product or any Collaboration Product in the Territory, and will have no right to [ * ].

         7.7 OPTIONS FOR CSL STOCK. In consideration of the license granted herein, CSL agrees to issue to Aviron three options to purchase, in the aggregate, one million (1,000,000) shares of CSL Limited Common Stock as described in the Option Agreement effective as of even date and attached and incorporated into this Agreement as Schedule 7.7 hereto.

8.       FLUMIST(TM) TRADE MARK

         8.1 OWNERSHIP. CSL hereby acknowledges and agrees that Aviron is the sole owner of the FluMist(TM) trade mark, and that CSL has no interest in the FluMist trade mark other than the license granted in Section 8.2 below.

         8.2 LICENSE GRANT. Subject to the limitations set forth below, Aviron hereby grants to CSL [ * ] license to use the FluMist trade mark solely in connection with CSL's marketing, promotion and distribution of Aviron Product in the Territory under this Agreement and pursuant to the license granted under
Section 7.1.

         8.3 FORM OF USE. CSL shall use the FluMist trademark only in the forms approved in writing by Aviron, and shall include where appropriate the designations (R) or (TM) and a statement that the FluMist trade mark is the trade mark of Aviron, and other proprietary notices as are reasonably required by Aviron from time to time.

         8.4 NO CONTEST. CSL agrees that it will not contest, oppose or challenge Aviron's ownership of the FluMist trade mark. In particular, CSL will not register or attempt to register the FluMist trade mark in any jurisdiction nor oppose Aviron's registration of the FluMist trade mark, alone or with other words or designs, in any jurisdiction. If CSL uses, registers or applies to register a licensed mark that violates its obligations under this Section 8.4, CSL agrees, at Aviron's request, to abandon the use of any such mark and any application or registration for such mark.

         8.5 QUALITY CONTROL. The nature and quality of all goods sold by CSL in connection with the FluMist trade mark and all advertising and promotional uses and all other related uses of the FluMist trade mark by CSL shall conform to Aviron's standards. CSL will provide samples of advertising and other promotional material relating to the marketing, sale or distribution of



------------------

[*] = Confidential treatment requested.

                                      14.

Aviron Product in the Territory to Aviron for approval at least [ * ] days before such materials are to be distributed, displayed or otherwise used. CSL will not distribute, display or otherwise use such materials without Aviron's prior written approval, not to be unreasonably withheld.

         8.6 CONFUSINGLY SIMILAR AND/OR COMBINATION MARKS. Except as provided in
Section 5.7, CSL agrees not to adopt or use any other trade marks, words, symbols, letters, designs or marks (a) in combination with Aviron's FluMist trade mark in a manner which would create combination marks, or (b) that would be confusingly similar to the FluMist trade mark, provided that CSL may use the FluMist trade mark with other marks or names if such other marks or names are sufficiently distinctive to avoid the consumer impression that such other marks or their owners are associate with Aviron. Notwithstanding the foregoing, Aviron acknowledges that CSL currently possesses and uses the trademarks "FLUVAX" and "FLUMAX."

         8.7 REGISTRATION COSTS. Aviron shall be responsible for the payment of any and all costs relating to registration of the FluMist trade mark in the Territory, provided that such costs will be deemed to be [ * ].

         8.8 INFRINGEMENT. In the event that either Party becomes aware that a Third Party is infringing upon the FluMist trade mark, it shall promptly notify the other Party in writing. [ * ] shall have the initial right to institute legal proceedings against such Third Party, which proceedings shall be at [ * ] expense. [ * ] shall render all reasonable assistance to [ * ] in the prosecution of such proceedings as and when requested by [ * ] Should [ * ] elect not to institute proceedings against such Third Party, [ * ] shall than be entitled to institute proceedings in its own name. [ * ].

9.       DETERMINATION AND ALLOCATION OF PROFITS

         9.1 REIMBURSEMENT OF ALLOWABLE EXPENSES. CSL will be reimbursed for its Allowable Expenses from the Net Sales of Collaboration Products. CSL will reimburse Aviron for all of Aviron's Allowable Expenses from Net Sales of Aviron Product, as invoiced, within fifteen (15) days following the conclusion of each calendar quarter. For the avoidance of doubt, it is understood that the [ * ].

         9.2 AVIRON ROYALTIES. Following Market Launch of the Aviron Product in the Territory and during the remaining term of the Agreement, CSL shall pay the following royalties to Aviron:

                  (a) [ * ] of the Aviron Product Margin;

                  (b) [ * ] of the CSL [ * ] Product Margin; and

                  (c) [ * ] of the CSL [ * ] Product Margin.

------------------

[*] = Confidential treatment requested.


                                      15.

         9.3 PAYMENT; REIMBURSEMENT. CSL shall pay to Aviron all amounts owed under Sections 9.1, 9.2 and 10.3 accruing for each calendar quarter within thirty (30) days following the conclusion of such calendar quarter. Such payments shall be accompanied by a report detailing Net Sales of each Collaboration Product and all Allowable Expenses deducted therefrom.

         9.4 RECORDS AND AUDITS. CSL shall maintain documentation pertaining to the calculation of payments outlined in Section 9.1, 9.2 and 10.3 for four (4) years. Aviron shall at its cost have a right to annually appoint an independent auditor reasonably acceptable to CSL to verify that payments made pursuant to this Article 9 have been made in accordance with the terms of this Agreement. Aviron shall give CSL not less than sixty (60) days prior written notice of each such appointment. CSL shall promptly make up any discrepancy, including interest assessed at the lesser of (a) an interest rate of one percent (1%) per month, or
(b) the highest interest rate amount allowed by law. In the event that such auditor determines that there is a discrepancy of greater than five percent (5%) between the amount owed and the amount paid to Aviron, CSL shall bear the cost of such audit. This Section 9.4 shall survive termination or expiry of this Agreement for four (4) years.

         9.5 CURRENCY. All payments required to be made pursuant to this Agreement shall be calculated in [ * ] unless otherwise agreed in writing between the Parties, and the royalties owed under Sections 9.2 and 10.3 shall be calculated using the exchange rates [ * ] on the last day of each relevant
[ * ].

         9.6 WITHHOLDING OF TAXES. Aviron acknowledges and agrees that CSL shall have the right and obligation to withhold any and all taxes due in the Territory, if any, arising from the royalty payments made by CSL to Aviron under
Section 9.2. CSL agrees to use good faith commercially reasonable efforts to minimize any such withholding or other taxes assessed on such payments in the Territory. CSL shall pay all such taxes to the appropriate tax authority on Aviron's behalf in compliance with all applicable laws, regulations and rules of the relevant jurisdiction in the Territory, and shall secure and provide to Aviron proof of any such withholding of taxes paid by CSL for the benefit of Aviron.

10.      MICHIGAN LICENSE

         10.1 SUBLICENSE LIMITATION. CSL acknowledges the existence of Aviron's license under the Michigan Agreement and acknowledges and accepts that Aviron may only grant to CSL such rights as Aviron is permitted to grant pursuant to the Michigan Agreement.

         10.2 CSL OBLIGATIONS. CSL accepts that the following provisions of the Michigan Agreement are hereby incorporated by reference and shall be binding upon CSL as a sublicensee under the Michigan Agreement (as defined in Section
2.6 of the Michigan Agreement):

                  (a) Article 4 (obligations and restrictions relating to Master Strains (as defined in Section 2.6 of the Michigan Agreement), products and their ownership and use);

                  (b) Section 6.2 (duties of use of a nomenclature system);

                  (c) Section 6.3 (duties to keep records and rights of inspection);


---------

[ * ] = Confidential treatment requested.


                                      16.

                  (d) Article 9 (obligations regarding the periodic reporting, disclosure and grant of rights to certain intellectual property);

                  (e) Section 13.4 (duties to avoid improper representations or responsibilities);

                  (f) Article 14 (obligations to defend, hold harmless and indemnify Michigan);

                  (g) Section 14.3 (obligations to retain insurance), as further specified in Section 10.7 of this Agreement;

                  (h) Section 15.2 (survival of certain obligations);

                  (i) Section 15.5 (obligations relating to the return and non-use of Master Strains and certain intellectual property and prohibition on the manufacture of products after termination of the Michigan Agreement);

                  (j) Section 15.6 (duties to provide rights to Michigan to certain intellectual property upon termination of the Michigan Agreement);

                  (k) Articles 16 and 17 (duties relating to confidential information and to pre-publication disclosure);

                  (l) Article 20 (duties to control export); and

                  (m) Article 22 (duty to restrict use of Michigan's name).

         10.3 MICHIGAN ROYALTY. In addition to the amounts to be paid to Aviron pursuant to Section 9.2, CSL shall pay Aviron a royalty equal to [ * ] of all [ * ] in the Territory. The royalty owed under this Section 10.3 and all calculations pertaining thereto shall be separately identified on the report provided to Aviron under Section 9.3. Such royalty paid to Aviron under this
Section 10.3 shall [ * ].

         10.4 USE OF AVIRON PRODUCT MATERIALS. CSL acknowledges and agrees that the Aviron Product Materials are confidential materials of Aviron and Michigan and that access to the Aviron Product Materials shall be limited to those of its employees reasonably requiring such access for the purposes set forth in this Agreement, who further will be required, in writing, to treat the Aviron Product Materials as confidential. In addition, CSL agrees that in the event cold-adapted influenza virus strains other than the Aviron Product Materials come into its possession, it will not transfer such other virus strains to any Third Party without the consent of Aviron.

         10.5 WARRANTY DISCLAIMER. CSL acknowledges Michigan's warranty disclaimer and limitation of liability contained in the Michigan Agreement, and will make no statements, representations or warranties inconsistent with such warranty disclaimer or limitation of liability.


------------------

[*] = Confidential treatment requested.

                                      17.

         10.6 SUBLICENSE TERMINATION. The sublicense granted to CSL by Aviron under the Michigan Agreement shall terminate upon termination of the Michigan Agreement, unless assignment of the sublicense to Michigan is accepted in writing by CSL and Michigan. Upon termination of the Michigan Agreement, CSL shall have the option to enter into good faith negotiations with Michigan for such assignment.

         10.7 INSURANCE. Prior to any distribution of Aviron Product by CSL in the Territory, CSL shall obtain and maintain in effect a product liability insurance policy providing reasonable coverage for all claims with respect to such distribution. CSL shall furnish Aviron with a certificate of currency of such insurance upon request.

         10.8 COOPERATION. CSL agrees to cooperate reasonably with Aviron in assisting it to comply with its obligations under the Michigan Agreement as it pertains to Aviron Products sold by CSL and Affiliates under this Agreement.

11.      PROVISION OF TECHNICAL INFORMATION

         11.1 AVIRON INTELLECTUAL PROPERTY. Aviron shall make available to CSL, for performance of this Agreement only, the Aviron Intellectual Property which Aviron has in, or which comes into, its possession and which Aviron considers to be relevant to the reasonable needs of CSL in discharging its obligations hereunder, but only to the extent to which Aviron has, or is readily able to obtain, the right to divulge such information to CSL for such purpose.

         11.2 CSL RIGHTS. CSL shall have the right, during the term of this Agreement and pursuant to the terms of its license under Section 7.1, to use any Aviron Intellectual Property made available to it by Aviron pursuant to Section
11.1 and/or Joint Intellectual Property for the proper discharge by CSL of its obligations hereunder but not otherwise, PROVIDED HOWEVER that nothing in this
Section 11.2, express or implied, shall give CSL the right to use any of the Aviron Intellectual Property made available to it by Aviron pursuant to Section
11.1 for any purpose whatsoever after the termination of this Agreement.

12.      INTELLECTUAL PROPERTY RIGHTS

         12.1 OWNERSHIP. CSL recognizes and acknowledges that all rights in the Aviron Intellectual Property, including but not limited to all patents in respect of the Aviron Product contained therein, are the exclusive property of Aviron and Michigan. During the term of the Agreement, the Joint Intellectual Property shall be [ * ] and thereafter the provisions of Sections 12.4(b) and 18.3(g) shall apply.

         12.2 INFRINGEMENT BY THIRD PARTY. In the event that a Party becomes aware that a Third Party in the Territory is infringing any right in the Intellectual Property, it shall promptly notify the other Party in writing. Such infringement may include, without limitation, any infringements or possible infringements of any of Aviron's patents, registered designs and copyright and of any use by any other person of a trade name, trade dress or get-up of goods or mode of advertising which might amount to infringement of Aviron's rights or passing-off. The Steering Committee shall then determine an appropriate strategy for dealing with such infringement. The Steering Committee shall not have any authority to abridge any legal right,

---------

[ * ] = Confidential treatment requested.


                                      18.

 including, but not limited to, any patent rights and trade secret enforcement rights, held by Aviron outside the Territory; Aviron, in its sole discretion, may elect to enforce any such legal right outside the Territory without the necessity of obtaining advice from or consulting with the Steering Committee.
[ * ] shall have the initial right to institute legal proceedings against such Third Party. [ * ] shall render all reasonable assistance to [ * ] in the prosecution of such proceedings as and when requested by [ * ]. Should [ * ] elect not to institute proceedings against such other person, [ * ] be entitled to institute proceedings whether in its own name or in the name of [ * ] without the prior written consent of [ * ]. The costs of any suits brought under this
Section 12.2 will be [ * ] and any damages recovered therefrom will be [ * ].

         12.3 INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY. In the event that a Party is notified by a Third Party that its exercise of its rights and obligations hereunder may infringe such Third Party's intellectual property rights, such Party shall promptly notify the other Party. The Steering Committee shall determine an appropriate strategy for dealing with such alleged infringement, and the costs related thereto will be [ * ].

         12.4 CSL COVENANTS. Save as hereinbefore provided, CSL covenants:

                  (a) Not to assign, apply for a patent on, register or otherwise appropriate any Aviron Intellectual Property;

                  (b) To assign or transfer to Aviron and at Aviron's expense any intellectual property rights which it might acquire covering or relating to the Aviron Product, including any Joint Intellectual Property, or CSL Intellectual Property, at the expiry or earlier termination of the Agreement.

                  (c) To assign to Aviron any Regulatory Approvals or submissions therefor, or any pricing or reimbursement approvals obtained with respect to the Aviron Product in the Territory, at the expiry or earlier termination of the Agreement.

13.      CONFIDENTIALITY

         13.1 CONFIDENTIALITY OBLIGATIONS. Each Party shall keep secret and confidential all Confidential Information of the other (as defined in Section
13.2 below) disclosed to it for the purposes of this Agreement. Each Party shall also use its [ * ] to prevent the disclosure to any person, other than its employees and authorized agents (and then only when such disclosure is required for the proper performance of this Agreement), of all Confidential Information of the other. Each Party shall use its [ * ] to ensure that the Confidential Information of the other is not used except as expressly allowed by this Agreement. Each Party shall be responsible for ensuring that its employees and authorized agents do not disclose Confidential Information of the other to a Third Party or make any unauthorized use of the Confidential Information. Each Party shall be responsible for maintaining the Confidential Information with the same degree of care which it uses to maintain its own confidential information and which it warrants as providing adequate protection of such information from unauthorized disclosure, copying or use.

------------------

[ * ] = Confidential treatment requested.


                                      19.

         13.2 DEFINITION OF CONFIDENTIAL INFORMATION. In this Agreement, "Confidential Information" means any confidential or proprietary information, whether disclosed in writing, verbally or by any other means, and whether disclosed before or after the date of this Agreement, concerning the business of a Party, information related to a Collaboration Product and information related to any Party's operations, processes, plans or intentions, production information, information contained in the Aviron Intellectual Property and CSL Intellectual Property, Know-How, data, formulae, expertise, methodology, drawings, specifications, design rights, trade secrets, inventions, market opportunities and business affairs, production methods, results of animal testing of the Aviron Product or Aviron Product Materials, any market research and any new and novel combinations thereof, but does not include information which:

                  (a) is in or comes into the public domain without any breach of this Agreement by the receiving Party; or

                  (b) the receiving Party can show by competent written evidence
(i) was in its possession or known to it by being recorded in its files prior to disclosure by the disclosing Party; or (ii) to have been independently developed by it in the course of work by its employees who have not had access to the Confidential Information; or

                  (c) the receiving Party obtains or has available from a source other than the disclosing Party without breach by the receiving Party or such source of any obligation of confidentiality or non-use; or

                  (d) is disclosed by the receiving Party with the prior written approval of the disclosing Party.

         13.3 PERMISSIBLE DISCLOSURE. Each Party may divulge Confidential Information in confidence to any governmental authority to the extent required to obtain Regulatory Approval and/or PBS Listing of the Aviron Product, provided that such Party gives the other Party reasonable advance written notice of such disclosure.

         13.4 RETURN OF CONFIDENTIAL INFORMATION. Upon termination or expiry as the case may be of this Agreement, the receiving Party shall return to the disclosing Party promptly all documents and materials and copies thereof containing the Confidential Information of the disclosing Party, except that it may retain one archival copy thereof for the sole purpose of being able to determine the scope of its continuing obligations hereunder.

         13.5 PUBLICITY. The Parties agree that the public announcement of the execution of this Agreement shall be as mutually agreed upon by the Parties. Any other publication, news release or other public announcement relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties, which approval shall not be unreasonably withheld; provided, however, that any disclosure which is required by law as advised by the disclosing Party's counsel may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure. The Parties acknowledge that Aviron will be obligated to file a copy of this Agreement with the U.S. Securities and Exchange Commission. Aviron will submit a


                                      20.

copy of its proposed filing to CSL for approval, which approval shall not be unreasonably withheld.

         13.6 DISCLOSURE OF JOINT INTELLECTUAL PROPERTY. Each Party agrees that it shall maintain in confidence and not disclose to Third Parties, any Joint Intellectual Property, except as is consistent with the license grants set forth in Section 7.1, 7.3 and 18.3 (g), without the written consent of the other Party.

14.      REPRESENTATIONS AND WARRANTIES

         14.1 AVIRON REPRESENTATIONS AND WARRANTIES.

                  (a) Aviron warrants and represents that as of the Effective Date it is not aware that the manufacture, use or sale in the Territory of the Aviron Product will infringe any Third Party intellectual property;

                  (b) Aviron represents and warrants that it [ * ].

         14.2 CSL REPRESENTATIONS AND WARRANTIES. CSL warrants and represents that [ * ].

         14.3 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party warrants and represents that it has full power and authority to enter into this Agreement and to meet the obligations hereunder.

15.      PRODUCT RECALL

         15.1 NOTIFICATION.

                  (a) BY CSL.

                           (i) CSL shall immediately inform Aviron forthwith by
telephone (immediately confirmed in writing) or by facsimile transmission in the event of any circumstances giving rise to a possible or actual recall of the Aviron Product in the Territory. Any recall actually undertaken shall be subject to the approval of the Steering Committee.

                           (ii) Where such product recall has been initiated,
whether by the relevant registration authority or other authority or by the Parties, CSL shall inform all purchasers of the Aviron Product so affected and shall require them to deliver or to make available for collection all such stocks of the Aviron Product in their possession.

                  (b) BY AVIRON. Aviron shall notify CSL immediately if a product recall of the Aviron Product has been initiated by Aviron or any licensee or distributor of Aviron in any country of the world other than in the Territory.

         15.2 COSTS. The costs associated with a recall of Aviron Product in the Territory shall be [ * ] provided that where such costs are [ * ].


------------------

[ * ] = Confidential treatment requested.

                                      21.

16.      ADVERSE DRUG REPORTS

         16.1 NOTIFICATION.

                  (a) If CSL receives any report of an adverse drug experience alleged to be caused by the Aviron Product, CSL shall report the matter to the relevant regulatory authorities in compliance with the laws and regulations of the Territory and inform Aviron immediately forthwith by telephone or facsimile transmission (immediately confirmed in writing). In addition, if Aviron receives any report of an adverse drug experience alleged to be caused by the Aviron Product in any country of the world other than the Territory, Aviron shall immediately advise CSL accordingly.

                  (b) CSL shall report to Aviron by telephone or facsimile transmission (immediately confirmed in writing) of any serious, unexpected adverse drug experience occurring in the Territory and alleged to be caused by the Aviron Product within two days of the date upon which CSL first received details of it. For the purposes of this sub-clause "serious" and "unexpected" shall have the meaning prescribed to them at the relevant time by the relevant regulatory authorities in the Territory.

         16.2 QUARTERLY REPORTS. All adverse drug experiences occurring in the Territory and with respect to which CSL has reporting requirements under Section
16.1 above will be reported to Aviron in writing on a quarterly basis and the report shall clearly indicate which cases have previously been reported to Aviron under the terms of 16.1 above.

         16.3 ALLEGED DEFECTS.

                  (a) Each Party shall give immediate written notice to the other of any alleged manufacturing or other defect in the Aviron Product of which such Party becomes aware, and of any possible expense, liability, cost, claim or proceedings arising from the alleged defect.

                  (b) With respect to any adverse drug experiences alleged to be caused by, and any alleged manufacturing or other defect in, the Aviron Product, neither Party shall make any admission of liability or other disclosure that is not required by law to any Third Party with respect to claims, either in the name of or on behalf of the other Party without the other Party's prior written consent.

17.      INDEMNIFICATION

         17.1 COVENANT TO INDEMNIFY. Each Party hereby agrees to save, defend and hold the other Party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees ("Losses") resulting directly or indirectly from the [ * ] by the indemnifying Party, its Affiliates, agents or sublicensees in the Territory during the term of this Agreement, but only to the extent such Losses [ * ]. Any other Losses resulting directly or indirectly from the [ * ] shall be included as [ * ]

------------------

[*] = Confidential treatment requested.


                                      22.

[ *] of the Party incurring such Losses at the time such claim is finally determined, whether by judgment, award, decree or settlement.

         17.2 INDEMNIFICATION PROCEDURE. In respect to the indemnities provided in this Article 17 hereof, the indemnified Party shall promptly notify the indemnifying Party in writing of any claims, proceedings, or other actions or the threat thereof in respect of which indemnification may be sought. The indemnified Party shall reasonably cooperate with the indemnifying Party in connection with defending or settling any claim, proceeding or other action in respect of which indemnification may be sought. No settlement of any claim, proceeding or other action or threat thereof for which indemnification is sought shall be made without the prior written approval of the indemnifying Party, which will not be unreasonably withheld. The indemnifying Party will have the sole control over the defense and/or settlement of any claim, proceeding, or other action for which indemnification is sought, subject to the indemnified Party's right to select and use its own counsel at the indemnified Party's sole cost and expense.

18.      TERMINATION

         18.1 TERM OF AGREEMENT.

                  (a) INITIAL TERM. This Agreement shall expire upon the later of (a) six (6) years from the Effective Date, or (b) six (6) years from Market Launch (the "Initial Term").

                  (b) RENEWAL. In the event either of the following events (each, a "Triggering Event") has occurred:

                           (i) CSL has sold in the Territory at least [ * ] of
                   the Aviron Product in [ * ] years from Market Launch; or

                           (ii) CSL has obtained [ * ] for the Aviron Product in
                  Australia for [ * ] any time prior to such expiration date,

                  then CSL shall have the right, upon thirty (30) days written notice to Aviron (but in no event after the termination or expiration of the Initial Term, except with Aviron's prior written consent), to renew the term of this Agreement for an additional six (6) years, subject to Aviron's right to terminate during such additional term, as provided in Section 18.2(d). It is understood by the Parties that such renewal shall be on the same terms and conditions as herein contained. In the event that neither Triggering Event has occurred prior to expiration of the Initial Term, this Agreement shall terminate, unless otherwise agreed upon by the Parties.

         18.2 TERMINATION. This Agreement may be terminated:

                  (a) By the Party not affected by giving to the other Party written notice to terminate on the date specified in the notice should any of the following events occur, namely:


------------------

[*] = Confidential treatment requested.


                                      23.

                           (i) Either Party becoming bankrupt or having a
receiver appointed of its assets, or execution or distress levied upon its assets;

                           (ii) An order being made or a resolution being passed
for winding-up or liquidation of either Party;

                           (iii) Failure of either Party to observe any of the
terms hereof to a material and significant extent and to remedy the same within the period specified in a notice given by the aggrieved Party to the Party in default calling for remedy, such period being not less than [ * ] days;

                           (iv) Being for any cause beyond its reasonable
control prevented from performing its duties hereunder for a continuous period of [ * ] months or for a total period of [ * ] months in any period of [ * ] calendar months; or

                           (v) Effective control of the other Party changes,
except pursuant to the merger or sale of substantially all the assets of a Party.

                  (b) By CSL on [ * ] days written notice to Aviron, provided that such termination is due to the legitimate failure of the Aviron Product to receive Regulatory Approval within a reasonable period from the Effective Date.

                  (c) In the event that the [ * ] is insufficient to meet CSL's anticipated revenue requirements, CSL may terminate this Agreement, effective on the later of (i) [ * ] days written notice to Aviron, or (ii) the [ * ] in the Territory, provided such [ * ] is not later than [ * ] months from the date of Aviron's receipt of notice from CSL under this Section 18.2(c).

                  (d) By Aviron in the event that, during any extended term of this Agreement as provided under Section 18.1(b), [ * ]. This provision would apply, for example, where the [ * ] following Market Launch was [ * ] following Market Launch.

         18.3 EFFECT OF TERMINATION. On termination or expiration of this
Agreement:

                  (a) CSL will reasonably co-operate with Aviron and any successor of CSL appointed by Aviron and (if applicable) any other distributor of the Aviron Product in the Territory with a view to ensuring an orderly transfer of any licenses and distribution responsibilities.

                  (b) CSL shall provide Aviron with full particulars of all unsold Aviron Product (including quantities of each Aviron Product, and the dates on which the Aviron Product was manufactured) in its possession. Aviron shall be entitled at its discretion to purchase from CSL, at a price equal to [
* ], any unsold Aviron Product.

                  (c) If so requested by Aviron, CSL shall arrange for delivery of the Aviron Product purchased by Aviron pursuant to Section 18.3(b) to such destination or destinations as


------------------

[*] = Confidential treatment requested.

                                      24.

may be designated by Aviron. All delivery arrangements shall be subject to the prior approval of Aviron. Freight and insurance of such delivery shall be [ * ].

                  (d) Any Aviron Product in respect of which Aviron has notified CSL in writing that it does not wish to repurchase pursuant to Section 18.3(b) may be sold by CSL within six (6) months after termination, in which case the terms of this Agreement or such of them as is or are relevant shall continue to operate until the remaining Aviron Product has been sold or the period of six
(6) months expires, whichever first occurs.

                  (e) CSL shall promptly forward to Aviron, at CSL's costs, all Confidential Information and all promotional and advertising materials and all technical information relating to the Aviron Product then in CSL's possession. CSL shall not keep any copies of such materials and information, except as provided in Section 13.4.

                  (f) CSL shall [ * ] for goodwill (e.g. the customer base) which may have accrued to the marketing of the Aviron Product in the Territory, and Aviron may [ * ] the Aviron Product as it may [ * ] the goodwill in such marketing exercise.

                  (g) Aviron shall grant to CSL a [ * ] license, [ * ], under [ * ].

         18.4 NO PREJUDICE. The termination of this Agreement shall be without prejudice to the rights of the Parties accrued up to the date of such termination or continuing thereafter.

19.      ANCILLARY PROVISIONS

         19.1 CONSTRUCTION OF AGREEMENT. In this Agreement, unless inconsistent with the context or the subject matter:

                  (a) References to the singular shall include references to the plural and vice versa;

                  (b) References to Articles, Sections and Schedules are references to Articles, Sections and Schedules of this Agreement;

                  (c) References to persons shall include references to bodies corporate and vice versa;

                  (d) Words denoting any gender shall include all genders; and

                  (e) Article and Section headings shall be disregarded.

         19.2 ASSIGNMENT. Neither Party shall have the right to assign this Agreement or the rights or obligations hereunder to a Third Party without the prior written consent of the other

------------------

[*] = Confidential treatment requested.


                                      25.

Party, except pursuant to a merger, acquisition or sale of substantially all of the assigning Party's assets.

         19.3 SUB-DISTRIBUTORS. CSL shall not be entitled to appoint any sub-distributor except with the prior written consent of Aviron unless the distributor is a wholly-owned subsidiary of CSL or an entity with which CSL has a distribution agreement in place as at the date of this Agreement. All sub-distributors appointed by CSL shall agree to comply with the terms of this Agreement, and CSL shall use it best efforts to ensure such compliance.

         19.4 ENTIRE AGREEMENT. This Agreement together with the Option Agreement embodies all the terms binding between the Parties hereto and replaces all previous representations or proposals not embodied herein. Amendments hereto shall not come into operation until duly embodied in any amending Agreement properly executed on behalf of both Parties hereto.

         19.5 WAIVER. No waiver by either Party of any default in the strict and literal performance of or any compliance with any provision, condition or requirement contained in this Agreement shall be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement contained in this Agreement nor to be a waiver or in any manner a release of the other Party from strict compliance with any provision, condition or requirement in the future. Nor shall any delay or omission of any Party to exercise any right under this Agreement in any manner impair the exercise of any such right accruing to it thereafter. Unless otherwise expressly stated, no remedy granted in this Agreement to either Party shall be deemed to exclude any other remedy which would otherwise be available.

         19.6 COSTS. Each Party shall bear its own legal costs and expenses of and incidental to the preparation of this Agreement.

         19.7 GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of California as applied to agreements executed and performed entirely within California by California residents.

         19.8 DISPUTES. The Parties will attempt to resolve all disputes under this Agreement in a friendly and constructive manner. If the Parties are unable to so resolve such dispute within [ * ] days, either Party may then seek to settle such dispute [ * ].

         19.9 Survival.

                  (a) Sections 4.3(c), 7.3, 7.4, 9.3, 9.4, 11.2, 12.1 and 12.4
and Articles 10 (as applicable) 13, 15, 16, 17, 18, 19 and 20 of this Agreement shall survive termination or expiry of this Agreement.

------------------

[*] = Confidential treatment requested.


                                      26.

                  (b) CSL's obligations under Articles 6, 13, 14, 16, 20 and 22 and Sections 9.4, 15.5 and 15.6 of the Michigan Agreement shall survive termination or expiration of this Agreement.

         19.10 FORCE MAJEURE. A Party shall not be liable for any failure to perform or observe any term of this Agreement if performance or observance has been delayed, hindered, restricted or prevented by any circumstance not within the direct control of such Party including without limiting the generality of the foregoing Acts of God, strikes, lock-outs or other industrial disturbances, war, hostilities or the threat or apprehension thereof, or any interruption to the supply of materials or information, or any accident or breakdown of machinery or the making of emergency or essential repairs thereto, or compliance with any valid order of any governmental or public authority. The time or times for performances of the obligations on the respective Parties to be performed herein shall be extended by a period equal to each such period of delay, provided that such Party shall forthwith give notice to the other Party in accordance with the provisions of this Agreement and shall endeavor to remove or remedy the cause thereof with all due diligence and expedition, provided that, either Party may terminate this Agreement pursuant to Section 18.2(a)(iv) herein.

         19.11 INDEPENDENT CONTRACTORS. The relationship between the Parties is solely that of independent contractors and is not intended to be a means through which Aviron creates a permanent establishment in the Territory. Otherwise than as permitted by this Agreement, CSL is not authorized to act on behalf of Aviron purporting to bind Aviron, but shall act as an independent entity buying for itself and selling in its own name and at its own risk subject only to Section
16.1. CSL undertakes not to pledge the credit of Aviron and shall have no power or authority to do so.

         19.12 SIGNATURES. All Aviron signatures to this Agreement and all other agreements between the Parties shall be executed by Aviron in the United States.

20.      NOTICES

         20.1 ADDRESSES AND FACSIMILES. Where this Agreement requires a written notice, the notice may be given by post, personal delivery or facsimile transmission, to the other Party and is to be marked to the attention of the person from time to time designated for this purpose by the other Party. The signatories to this Agreement are the persons initially designated for this purpose and their respective initial addresses and facsimile numbers are set out hereunder:

                  CSL LIMITED A.C.N. 051 588 348
                  45 Poplar Road, Parkville, Victoria Australia, 3052 Facsimile + 61 3 9389 1434

                  Aviron
                  297 North Bernardo Avenue
                  Mountain View, California 94043
                  U.S.A.
                  Facsimile +1 650 919 6612



                                      27.

                  With a copy to:
                  Cooley Godward, LLP
                  3000 El Camino Real
                  5 Palo Alto Square
                  Palo Alto, CA  94306-2155
                  Attention: Barbara A. Kosacz, Esq.


         20.2 RECEIPT. No written notice is to be effective until received, or deemed to be received by the other Party as follows:

                  (a) in the case of personal delivery, upon delivery;

                  (b) in the case of a letter, on the fifth business day after posting (business days to be determined according to the place of receipt); and

                  (c) in the case of a facsimile transmission, on the business day on which it is dispatched, or, if dispatched on a non-business day, or after 5 pm on a business day then on the next business day (times and business days to be determined according to the place of receipt) after the day on which it is dispatched. A record from the dispatching facsimile machine detailing the time and date of the transmission shall be evidence of transmission, unless proved to the contrary.




                                      28.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first hereinbefore written.


Signed for and on behalf of                Signed for and on behalf of

CSL LIMITED A.C.N. 051 588 348             AVIRON

by its duly authorized representatives     by its duly authorized representative


--------------------------------------     -------------------------------------



Stan McLiesh                               J. Leighton Reid
General Manager Pharmaceuticals            Chief Executive Officer


--------------------------------------     -------------------------------------

Date                                       Date



--------------------------------------

Peter Turvey
Company Secretary


--------------------------------------

Date



                                      29.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                  SCHEDULE 1.20

                               MICHIGAN AGREEMENT



The Michigan Agreement was previously filed as Exhibit 10.3 to Form S-1 dated June 5, 1996, and is hereby incorporated by reference.



                                       1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                  SCHEDULE 4.1

                       OUTLINE OF THE INCREMENTAL STUDIES

       TASK                                   RESPONSIBILITY ASSIGNMENT
      ---------------------               ------------------------------------
              [*]



                                       1.

                                  SCHEDULE 4.1

                       OUTLINE OF THE INCREMENTAL STUDIES

       TASK                                   RESPONSIBILITY ASSIGNMENT
      ---------------------               ------------------------------------
              [*]


                                       2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

--------------------------------

                                  SCHEDULE 7.7

                                OPTION AGREEMENT


THIS AGREEMENT is made on                                     1998 between:


1. CSL LIMITED (ACN 051 588 348) incorporated in the Australian Capital Territory of 45 Poplar Road, Parkville, Victoria, Australia (CSL); and

2. AVIRON incorporated in Delaware, USA of 297 North Bernardo Avenue, Mountain View, California, USA (AVIRON).


RECITALS

A. CSL has sufficient authorised and unissued share capital to enable it to issue the Option Securities.

B. In consideration for Aviron entering into the Collaboration Agreement, CSL has agreed to grant to Aviron Options to subscribe for the Option Securities on the terms of this Agreement.


IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, including the Recitals, the following definitions apply unless the context requires otherwise.

         ASX means the Australian Stock Exchange Ltd.

         ACCEPTANCE PERIOD means the period commencing on the date [ *** *** ] and ending at 4.00pm (Melbourne time) on the date five (5) years after the date of commencement of the Acceptance Period.

         APPLICATION PERIOD means the period commencing on the date [ *** *** ] and ending at 4.00pm (Melbourne time) on the date five (5) years after the date of commencement of the Application Period.

----------------------

[***] = Confidential treatment requested.

         AVIRON PRODUCT has the same meaning as that term is defined in the Collaboration Agreement.

         BUSINESS DAY means a week day on which banks are open in Melbourne.

         BUY-OUT NOTICE means a notice substantially in the form set out in Annexure B.

         COLLABORATION AGREEMENT means the Influenza Vaccine Collaboration Agreement between CSL and Aviron concerning the development, marketing and sale of the Aviron Product entered into concurrently with this Agreement.

         COMPLETION means in respect to any of the Options completion of the exercise of those Options in accordance with Clause 4.

         ENCUMBRANCE means mortgage, charge, lien, security interest or other encumbrance of any kind and however arising.

         EXPERT, as referred to in Clause 12, means an independent chartered accountant:

         (a)      agreed by the parties; or

         (b) failing agreement within 30 days of either party nominating to the other a particular person, nominated at the request of either party by the President of the Institute of Chartered Accountants in Australia.

         FIRB BUY-OUT NOTICE means a notice substantially in the form set out in Annexure D.

         OPTION EXERCISE PRICE means (subject to Clause 6) in respect of each Option Security, the lower of:

         (a) the weighted average sale price of fully paid CSL ordinary shares quoted on the ASX for the five trading days preceding the date of this Agreement; and

         (b) the weighted average sale price of fully paid CSL ordinary shares quoted on the ASX for the thirty trading days preceding:

                  (i) in respect of an Option Security issued pursuant to the exercise of the Option referred to in Clause 2.1(a), the date of the commencement of the Application Period; or

                  (ii) in respect of an Option Security issued pursuant to the exercise of the Option referred to in Clause 2.1(b), the date of the commencement of the Acceptance Period; or

                  (iii) in respect of an Option Security issued pursuant to the exercise of the Option referred to in Clause 2.1(c), the date of the commencement of the Third Period;

         plus the following premium per share:

         (A) if the Option Security is issued pursuant to the exercise of the Option referred to in Clause 2.1(a), $1.00;

         (B) if the Option Security is issued pursuant to the exercise of the Option referred to in Clause 2.1(b), $1.50; and

         (C) if the Option Security is issued pursuant to the exercise of the Option referred to in Clause 2.1(c), $2.00.

         OPTION NOTICE means a notice given to CSL under Clause 3.1.

         OPTION PERIOD RESTRICTION means a law or regulation applicable to CSL (including a provision of the Corporations Law or the listing rules of the ASX) which imposes a limit on the exercise period of an option granted by CSL to take up unissued shares in CSL of less than ten (10) years after the date the option was granted.

         OPTION SECURITIES means (subject to Clause 6) one million (1,000,000) ordinary shares of $1.00 each in the capital of CSL.

         OPTIONS means the Options referred to in Clause 2.

         PREVAILING CSL SHARE PRICE means, for the purposes of Clauses 7 and 10, the weighted average price of CSL ordinary shares sold on the ASX during the [***] trading days immediately preceding the date on which the relevant Buy-Out Notice or FIRB Buy-Out Notice (as the case may be) is received by CSL.

----------------------

[***] = Confidential treatment requested.

         RELEVANT CONDITION PRECEDENT means:

         (a)      in the case of the Option referred to in Clause 2.1(a),
                  [ * * *
                                     * * *
                   * * * ]

         (b) in the case of the Option referred to in Clause 2.1(b), [ * * *

                                     * * *
                  * * * ]; and

         (c) in the case of the Option referred to in Clause 2.1(c), the occurrence of the event which causes the Third Period to commence.

         REORGANISATION means in relation to CSL any consolidation, subdivision or reduction of capital, or any other form of reorganisation affecting CSL's share capital.

         TGA means the Australian Therapeutic Goods Administration.

         THIRD PERIOD means the period commencing on the first to occur of:

         (a)      the date CSL first [                * * *
                                                      * * *
                                                      * * ];  or

         (b)      the date that [                     * * *
                                                      * * *
                                                      * * *]

         and ending at 4.00pm (Melbourne time) on the date [ *** ] after the date of commencement of the Third Period.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

         (a)      The singular includes the plural and conversely.

         (b)      A gender includes all genders.

         (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

----------------------

[***] = Confidential treatment requested.

         (e) A reference to a Clause or Annexure is a reference to a Clause of, or annexure to this Agreement.

         (f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

         (g) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns (and, where applicable, the party's legal personal representatives).

         (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

         (i) A reference to conduct includes, without limitation, an omission, statement and undertaking, whether or not in writing.

         (j)      A reference to DOLLARS and $ is to Australian currency.

         (k) Any terms used in the Collaboration Agreement which are not assigned a different meaning in this Agreement have the same meaning when used in this Agreement.

2.       AGREEMENT TO GRANT OPTIONS

2.1      AGREEMENT TO GRANT OPTIONS

         In consideration of Aviron entering into the Collaboration Agreement with CSL, CSL agrees to grant to Aviron each of the following Options subject to, and with effect on and from, the satisfaction of the Relevant Condition Precedent in each case:

         (a) the option to subscribe for and be allotted [ * * * ] of the Option Securities at any time during the Application Period;

         (b) the further option to subscribe for and be allotted [ * * *] of the Option Securities at any time during the Acceptance Period; and

         (c) the further option to subscribe for and be allotted [ * * * ] of the Option Securities at any time during the Third Period;

         in accordance with this Agreement.

2.2      LIMITATION

         Notwithstanding any other provision of this Agreement, any unexercised Options or alternative options granted under Clause 2.5, and any rights under Clauses 7 and 10, shall lapse if for any reason (other than breach of contract by CSL) the Collaboration Agreement is terminated.

2.3      GRANT OF OPTIONS

         CSL must grant each Option within 21 days of the satisfaction of the Relevant Condition Precedent in each case by issuing a notice in the form of Annexure C to Aviron.

2.4      AVOIDANCE OF DOUBT

----------------------

[***] = Confidential treatment requested.

         To avoid any doubt, the parties agree that each Relevant Condition Precedent operates as a condition which must be satisfied in each case before CSL may grant the relevant Option referred to in Clause 2.1 and each such Option will be separately granted and is not dependent upon the valid grant of any other such Option.

2.5      GRANT OF ALTERNATIVE OPTIONS

         In further consideration of Aviron entering into the Collaboration Agreement with CSL, and subject to the second sentence of this Clause 2.5, CSL hereby grants options in the same terms as those set out in paragraphs (a), (b) or (c) of Clause 2.1 except with the addition of the words [ * * * * * * * * * ] in each case. Each of the options granted under this Clause 2.5 is only exercisable in the event that the corresponding Option referred to in Clause 2.1 is void by reason of breaching any Option Period Restriction.

2.6      UNDERTAKING BY CSL

         CSL agrees that it will not initiate or support (financially or otherwise) any claim that any Option is void by reason of breach of any Option Period Restriction.

3.       EXERCISE OF THE OPTIONS

3.1      EXERCISE BY NOTICE

         Aviron may from time to time exercise any or all of the Options by notice to CSL.

3.2      CONTENTS OF NOTICE

         A notice given under Clause 3.1 must be in the form set out in Annexure A and must specify a Business Day on which Completion shall take place. Subject to Clause 3.3, that Business Day must be not less than [* * *] nor more than [* * *] after the date on which that notice is given.

3.3      REGULATORY REQUIREMENTS

         It is the responsibility of Aviron to comply with all regulatory requirements (including the filing of any notice required under the Foreign Acquisitions and Takeovers Act 1975) concerning the subscription for the Option Securities. If Aviron files a notice under the Foreign Acquisitions and Takeovers Act 1975 in relation to the exercise of some Options, Aviron may in the relevant Option Notice specify as the day on which Completion shall take place the seventh Business Day after Aviron has notified CSL that the Treasurer of Australia has confirmed the Australian Government has no objection to Aviron acquiring the relevant Option Securities.

4.       COMPLETION

4.1      PLACE OF COMPLETION


----------------------

[***] = Confidential treatment requested.

         Completion of any subscription and issue of Option Securities under Clause 3.1 shall take place at the offices of CSL, 45 Poplar Road, Parkville, Victoria (or such other place as the parties may agree) before 5.00pm on the date specified in the notice exercising the Option given under Clause 3.1.

4.2      PAYMENT OF THE OPTION PRICE

         On Completion Aviron shall pay to CSL, as CSL may direct, the Option Exercise Price in respect of the number of Option Securities specified in the Option Notice. Payment shall be made by telegraphic transfer of cleared funds in Australian currency to a bank account nominated by CSL, or by bank draft in Australian dollars and drawn on, and payable at, an Australian bank.

4.3        ISSUE OF SHARES

           On Completion, CSL shall allot and issue one fully paid ordinary share in CSL ranking pari passu with the then issued ordinary shares for the number of Option Securities specified in the Option Notice.

4.4        ACTIONS AFTER COMPLETION

           Promptly after Completion CSL will apply for the new shares issued pursuant to the exercise of the Options to be listed on the ASX and will arrange for the CSL share registrar to issue a holding statement to Aviron confirming that Aviron is the registered holder of the Option Securities issued under Clause 4.3.

5.         WARRANTY, UNDERTAKING AND COVENANTS BY CSL

5.1        UNISSUED AUTHORISED SHARE CAPITAL

           CSL warrants to Aviron that CSL has sufficient authorised and unissued share capital to enable it to issue the Option Securities, and that the Option Securities will be issued as fully paid and free from any pre-emptive rights of any shareholder.

5.2        UNDERTAKING BY CSL

           CSL undertakes with Aviron that CSL will at all times until the expiry of the Third Period keep set aside out of its authorised capital such number of ordinary shares as would be necessary to satisfy the right conferred upon Aviron by this Agreement to exercise all the Options.

5.3        COVENANTS

           CSL covenants that:

           (a) CSL will apply for listing of the Option Securities promptly upon issue and will use its best endeavours to obtain listing of the Option Securities as quickly as possible after issue; and

           (b) in the event that there is a pro rata issue or a bonus issue of ordinary shares in CSL then the exercise price of the Options or the number of securities over which the Options are exercisable shall be adjusted in accordance with the ASX Listing Rules.

6.         EFFECT OF REORGANISATION

           If in respect of any Option a Reorganisation occurs between the date of this Agreement and Completion the Option Exercise Price, and the Option Securities to be issued upon exercise of the Option, shall be adjusted between the parties to take account of the Reorganisation in accordance with the Listing Rules of the ASX.

7.         BUY-OUT RIGHTS

7.1        APPLICATION PERIOD OPTION

           If:

           (a) the Option referred to in Clause 2.1(a) is void by reason of breaching an Option Period Restriction;

           (b)         the Relevant Condition Precedent has occurred;

           (c) the period during which the corresponding alternative option granted under Clause 2.5 must be exercised expires [* * *] after the date of this Agreement; and

           (d) that corresponding alternative option has not been exercised during that [* * *] period,

           Aviron will have the right from the expiry of that five year period until 4.00pm (Melbourne time) on the date the Application Period expires to serve a Buy-Out Notice on CSL which relates to that Option. Within [* * * * * *] days after receiving such Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                        [* * *

                                        * * *

                                        * * *

                                        * * *
                                        * * *
                                        * * *

                                        * * *
                                        * * *
                                        * * *]

7.2        ACCEPTANCE PERIOD OPTION

           If:

           (a) the Option referred to in Clause 2.1(b) is void by reason of breaching an Option Period Restriction;

           (b)        the Relevant Condition Precedent has occurred;

           (c) the period during which the corresponding alternative option granted under Clause 2.5 must be exercised expires [* * *] after the date of this Agreement; and

           (d) that corresponding alternative option has not been exercised during that [* * *] period,

----------------------

[***] = Confidential treatment requested.

           Aviron will have the right from the expiry of that [* * *] period until 4.00pm (Melbourne time) on the date the Acceptance Period expires to serve a Buy-Out Notice on CSL which relates to that Option. Within [* * * * * *] days after receiving such Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                       [* * *

                                       * * *
                                       * * *


---------------

[* * *] = Confidential treatment requested.

                                       * * *
                                       * * *
                                       * * *


                                       * * *
                                       * * *
                                       * * *]

7.3        THIRD PERIOD OPTION

           If:

           (a) the Option referred to in Clause 2.1(c) is void by reason of breaching an Option Period Restriction;

           (b)        the Relevant Condition Precedent has occurred;

           (c) the period during which the corresponding alternative option granted under Clause 2.5 must be exercised expires [* * *] after the date of this Agreement; and

           (d) that corresponding alternative option has not been exercised during that [* * *] period,

           Aviron will have the right from the expiry of that five year period until 4.00pm (Melbourne time) on the date the Third Period expires to serve a Buy-Out Notice on CSL which relates to that Option. Within
           [* * *] days after receiving such Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                       [* * *

                                       * * *

                                       * * *

                                       * * *
                                       * * *
                                       * * *

                                       * * *
                                       * * *
                                       * * *]


----------------------

[***] = Confidential treatment requested.

7.4        METHOD OF PAYMENT

           Any payment to be made by CSL pursuant to this Clause 7 must be made by telegraphic transfer of cleared funds in Australian currency to a bank account nominated by Aviron, or by bank draft in Australian dollars and drawn on, and payable at, an Australian bank, or by such other means as the parties agree.

7.5        EFFECT OF COURT DECLARATION

           If any Option is exercised and subsequently declared by a court of competent jurisdiction to be void, Aviron will be deemed to have given a Buy-out Notice in respect of the right which corresponds to that Option under Clause 7, on the date notice was given purporting to exercise that Option, except that for the purposes of the obligation to make payment by CSL, such payment must be made within [* * *] after the date CSL receives notice from Aviron of the court's declaration.

8.         ACKNOWLEDGEMENT

           The parties acknowledge that CSL may be obligated to disclose the terms of this Agreement or file a copy of this Agreement with the ASX. CSL will submit a copy of any proposed disclosure to Aviron for approval (which approval will not be unreasonably withheld).

9.         WITHHOLDING TAX

9.1        OBLIGATION TO PAY

           If any withholding tax is payable in Australia in respect of the issue of any Option (or alternative option granted under Clause 2.5) (A TAX), [ * * * ] to the relevant Australian government authority (THE ATO) and [ * * * ] according to the terms of this Clause 9.

9.2        ADDITIONAL GROSS-UP PAYMENT

           If a payment in accordance with Clause 9.1 (or in accordance with a previous application of this Clause 9.2) is itself liable to withholding tax, [ * * * * * * * * * ] This Clause applies successively to each further increment to withholding tax calculated in accordance with this Clause 9.2. For the avoidance of doubt, any additional tax paid according to this Clause 9.2 will be treated as the payment of a Tax for the purposes of [* * *] pursuant to Clauses
           9.3 and 9.4.

9.3        [     * * *     ]

           After the commencement of the Acceptance Period, [ * * *  * * *
           * * *] CSL will provide Aviron with written notice of [ * * *
           * * *] CSL will provide Aviron with details of [ * * *  * * * ]

9.4        IF THE ACCEPTANCE PERIOD DOES NOT COMMENCE WITHIN [* * *]


----------------------

[***] = Confidential treatment requested.

           If the Acceptance Period does not commence within [ * * *] after the date of commencement of the Application Period, [***] will immediately pay to [ * * *] an amount equal to [ * * *] of the net cost of any Tax [ * * *] in respect of the issue of the Option referred to in Clause 2.1(a). Upon commencement of the Acceptance Period, Clause 9.3 will apply, and the total amount [ * * * ] pursuant to Clause 9.3 will be reduced by the amount of [ * * * ] pursuant to this Clause 9.4.

----------------------

[***] = Confidential treatment requested.

9.5        MEANING OF NET COST

           For the purpose of this Clause 9, "net cost" means the cost to [ * * * ] pursuant to Clauses 9.1 and 9.2, including the [ * * * ] and after taking into account any [ * * * * * *]

10.        FIRB BUY-OUT RIGHTS

10.1       APPLICATION PERIOD OPTION

           If:

           (a)         the Relevant Condition Precedent has occurred;

           (b) CSL has granted the Option referred to in Clause 2.1(a) (or the corresponding alternative option granted under Clause 2.5);

           (c) Aviron files a notice under the Foreign Acquisition and Takeovers Act 1975 (THE ACT) in relation to the exercise of the Option referred to in Clause 2.1(a) (or the corresponding alternative option referred to in Clause 2.5) to acquire CSL ordinary shares and the Treasurer of Australia makes an order in accordance with the Act objecting to Aviron's acquisition of CSL ordinary shares pursuant to the exercise of that Option (or the corresponding alternative option referred to in Clause 2.5) or makes an order with conditions [ * * *
                                     * * *         ]

           Aviron will have the right from the date that it receives such an order from the Treasurer of Australia until 4.00pm (Melbourne time) on the date the Application Period expires to serve a FIRB Buy-Out Notice on CSL which relates to that Option. Within thirty (30) days after receiving such FIRB Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                  [* * *

                                   * * *

                                   * * *

                                   * * *
                                   * * *
                                   * * *

                                   * * *
                                   * * *
                                   * * *]

----------------------

[***] = Confidential treatment requested.

10.2       ACCEPTANCE PERIOD OPTION

           If:

           (a)         the Relevant Condition Precedent has occurred;

           (b) CSL has granted the Option referred to in Clause 2.1(b) (or the corresponding alternative option granted under Clause 2.5);

           (c) Aviron files a notice under the Act in relation to the exercise of the Option referred to in Clause 2.1(b) (or the corresponding alternative option referred to in Clause 2.5) to acquire CSL ordinary shares and the Treasurer of Australia makes an order in accordance with the Act objecting to Aviron's acquisition of CSL ordinary shares pursuant to the exercise of that Option (or corresponding alternative option referred to in Clause 2.5) or makes an order with conditions [ * * * ]

           Aviron will have the right from the date that it receives such an order from the Treasurer of Australia until 4.00pm (Melbourne time) on the date the Acceptance Period expires to serve a FIRB Buy-Out Notice on CSL which relates to that Option. Within thirty (30) days after receiving such FIRB Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                      [ * * *

                                       * * *

                                       * * *

                                       * * *
                                       * * *
                                       * * *

                                       * * *
                                       * * *
                                       * * *]

10.3       THIRD PERIOD OPTION

           If:

           (a)         the Relevant Condition Precedent has occurred;

           (b) CSL has granted the Option referred to in Clause 2.1(c) (or the corresponding alternative option granted under Clause 2.5);

           (c) Aviron files a notice under the Act in relation to the exercise of the Option referred to in Clause 2.1(c) (or the corresponding alternative option referred to in Clause 2.5) to acquire CSL ordinary shares and the Treasurer of Australia makes an order in accordance with the Act objecting to Aviron's acquisition of CSL ordinary shares pursuant to the exercise of that Option (or corresponding alternative option referred to in Clause 2.5) or makes an order with conditions [ * * * ]


----------------------

[***] = Confidential treatment requested.

           Aviron will have the right from the date that it receives such an order from the Treasurer of Australia until 4.00pm (Melbourne time) on the date the Third Period expires to serve a FIRB Buy-Out Notice on CSL which relates to that Option. Within thirty (30) days after receiving such FIRB Buy-Out Notice, CSL must pay to Aviron a cash amount calculated in accordance with the following formula:

                                     [ * ]

------------------

[*] Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions, which are marked by an "*" in the text.

                                     * * *

                                     * * *
                                     * * *
                                     * * *

                                     * * *
                                     * * *
                                     * * *]

10.4       METHOD OF PAYMENT

           Any payment to be made by CSL pursuant to this Clause 10 must be made by telegraphic transfer of cleared funds in Australian currency to a bank account nominated by Aviron, or by bank draft in Australian dollars and drawn on, and payable at, an Australian bank, or by such other means as the parties agree.

11.        FURTHER ASSURANCES

           Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

12.        RESOLUTION OF DISPUTES

12.1       REFERENCE TO EXPERT

           If a dispute between the parties has not been resolved within [ * * * ] Business Days of it arising, it shall be referred to an Expert for resolution.

12.2       EXPERT'S INSTRUCTIONS

           The Expert shall be instructed to:

           (a)        decide the dispute within the shortest practicable time;
                      and

           (b) deliver a report containing his or her opinion with respect to the matters in dispute and clearly stating the reasons for the decision.

12.3       PROCEDURE

           The Expert shall determine the procedure for dispute resolution. The parties shall provide all information and assistance reasonably requested by the Expert for the purpose of resolving the dispute.


----------------------

[***] = Confidential treatment requested.

12.4       CONCLUSIVENESS OF REPORT

           The Expert shall act in the capacity of independent expert, not as an arbitrator. The Expert's decision shall be [ * * * ]

12.5       COSTS

           [                          * * *
                                      * * *       ]
----------------------

[***] = Confidential treatment requested.

13.        ENTIRE AGREEMENT

           This Agreement, together with the Collaboration Agreement, contains the entire agreement between the parties as at the date of this Agreement with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.


14.        NOTICES

           Any notice, demand, consent or other communication (a NOTICE) given or made under this Agreement:

           (a) must be in writing and signed by a person duly authorised by the sender;

           (b) must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:


                      (i)    to CSL LIMITED:  45 Poplar Road,
                                              Parkville,
                                              Victoria  3052  Australia
                                              Attention:       Managing Director
                                              Fax No:          +613 9387 1685

                      (ii)   to AVIRON:       297 North Bernardo Avenue
                                              Mountain View
                                              California  94043  USA
                                              Attention:       Chief Executive Officer
                                              Fax No:          +1 650 919 6612


           (c)        will be taken to be duly given or made:

                      (i)        in the case of delivery in person, when
                                 delivered;

                      (ii) in the case of delivery by post two Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country); and

                      (iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4.00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.


15.        AMENDMENT

           No amendment or variation of this Agreement is valid or binding on a party unless made in writing executed by all parties.

16.        ASSIGNMENT

           The rights and obligations of each party under this Agreement are personal. They cannot be assigned, encumbered or otherwise dealt with and no party shall attempt, or purport, to do so without the prior consent of all parties.


17.        COUNTERPARTS

           This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.


18.        COSTS

           Each party shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement.


19.        GOVERNING LAW AND JURISDICTION

           This Agreement is governed by the laws of Victoria. Each party submits to the non- exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.



EXECUTED by the parties.


SIGNED  for and on behalf of CSL LIMITED  )
by its duly authorised representatives:   )


/s/  P. TURVEY                               /s/  B. McNAMEE
----------------------------------           -----------------------------------


----------------------------------           -----------------------------------
Print Name                                   Print Name

SIGNED   for   and   on   behalf   of          )
AVIRON by its duly authorised representatives: )
                                               )

/s/  L. READ
----------------------------------           -----------------------------------


----------------------------------           -----------------------------------
Print Name                                   Print Name

                                   ANNEXURE A

                                  OPTION NOTICE






To:        CSL Limited
           45 Poplar Road
           PARKVILLE   VIC   3052



TAKE NOTICE that AVIRON (AVIRON) exercises the number of Options specified below in accordance with the Option Agreement made on [#] 1998 between CSL LIMITED
(CSL) and Aviron and requires CSL to issue and allot to Aviron the number of Option Securities specified below in accordance with the Option Agreement. Completion shall take place at [#] am/pm (Melbourne time) on [#] 199[#] at the principal office of CSL Limited at [#].

Words used in this Notice have the meaning given to them in the Option
Agreement.

                      Number of Options being exercised: .

                      Number of Option Securities to be issued to Aviron .


DATED [#]



SIGNED   for   and   on   behalf   of           )
AVIRON by its duly authorised representatives:  )
                                                )



----------------------------------           -----------------------------------


----------------------------------           -----------------------------------
Print Name                                   Print Name

                                   ANNEXURE B

                                 BUY-OUT NOTICE





To:        CSL Limited
           45 Poplar Road
           PARKVILLE   VIC   3052



TAKE NOTICE that AVIRON (AVIRON) exercises the right to receive a cash amount in accordance with Clause [7.1, 7.2 OR 7.3] of the Option Agreement made on [#] 1998 between CSL LIMITED (CSL) and Aviron and requires CSL to pay Aviron the cash amount as calculated in accordance with Clause 7 of the Option Agreement.



DATED [#]



SIGNED   for   and   on   behalf   of             )
AVIRON by its duly authorised representatives:    )
                                                  )


----------------------------------           -----------------------------------


----------------------------------           -----------------------------------
Print Name                                   Print Name

                                   ANNEXURE C

                                 GRANT OF OPTION


To:        Aviron
           Attention:  Chief Executive Officer
           297 North Bernardo Avenue
           MOUNTAIN VIEW, CALIFORNIA  94043



In accordance with Clause 2.1 [(a) or (b) or (c)] of the Option Agreement made on [ ] 1998 between CSL Limited (CSL) and Aviron (AVIRON), CSL hereby grants to Aviron with effect on and from [date] the option to subscribe for and be allotted [insert relevant number] of the Option Securities at any time during the [insert relevant period] in accordance with the Option Agreement.


DATED [#]


SIGNED  for and on behalf of                          )
CSL LIMITED by its duly authorised representatives:   )
                                                      )

----------------------------------           -----------------------------------
Signature                                    Signature



----------------------------------           -----------------------------------
Print Name                                   Print Name

                                   ANNEXURE D

                               FIRB BUY-OUT NOTICE





To:        CSL Limited
           45 Poplar Road
           PARKVILLE   VIC   3052



TAKE NOTICE that AVIRON (AVIRON) exercises the right to receive a cash amount in accordance with Clause [10.1, 10.2 OR 10.3] of the Option Agreement made on [#] June 1998 between CSL LIMITED (CSL) and Aviron and requires CSL to pay Aviron the cash amount as calculated in accordance with Clause 10 of the Option Agreement.



DATED [#]



SIGNED   for   and   on   behalf   of            )
AVIRON by its duly authorised representatives:   )
                                                 )


----------------------------------           -----------------------------------


----------------------------------           -----------------------------------
Print Name                                   Print Name

                                            CERTAIN CONFIDENTIAL INFORMATION
                                            CONTAINED IN THIS DOCUMENT, MARKED
                                            BY BRACKETS, HAS BEEN OMITTED AND
                                            FILED WITH THE SECURITIES AND
                                            EXCHANGE COMMISSION PURSUANT TO RULE
                                            24B-2 OF THE SECURITIES EXCHANGE ACT
                                            OF 1934, AS AMENDED.




                                   CSL LIMITED
                                (ACN 051 588 348)



                                       and



                                     AVIRON










                                OPTION AGREEMENT

                          ARTHUR ROBINSON & HEDDERWICKS
                                    Melbourne
                                   Ref MD:CBP
                                  Tel 9614 1011

                                TABLE OF CONTENTS


1. DEFINITIONS AND INTERPRETATION ......................................... 1
     1.1 Definitions ...................................................... 1
     1.2 Interpretation ................................................... 3

2. AGREEMENT TO GRANT OPTIONS ............................................. 4
     2.1 Agreement to grant Options ....................................... 4
     2.2 Limitation ....................................................... 4
     2.3 Grant of Options ................................................. 4
     2.4 Avoidance of Doubt ............................................... 4
     2.5 Grant of Alternative Options ..................................... 5
     2.6 Undertaking by CSL ............................................... 5

3. EXERCISE OF THE OPTIONS ................................................ 5
     3.1 Exercise by Notice ............................................... 5
     3.2 Contents of notice ............................................... 5
     3.3 Regulatory requirements .......................................... 5

4. COMPLETION ............................................................. 5
     4.1 Place of Completion .............................................. 5
     4.2 Payment of the Option Price ...................................... 5
     4.3 Issue of shares .................................................. 6
     4.4 Actions after Completion ......................................... 6

5. WARRANTY, UNDERTAKING AND COVENANTS BY CSL ............................. 6
     5.1 Unissued authorised share capital ................................ 6
     5.2 Undertaking by CSL ............................................... 6
     5.3 Covenants ........................................................ 6

6. EFFECT OF REORGANISATION ............................................... 6

7. BUY-OUT RIGHTS ......................................................... 6
     7.1 Application Period Option ........................................ 6
     7.2 Acceptance Period Option ......................................... 7
     7.3 Third Period Option .............................................. 8
     7.4 Method of Payment ................................................ 8
     7.5 Effect of court declaration ...................................... 9

8. ACKNOWLEDGEMENT ........................................................ 9

9. WITHHOLDING TAX ........................................................ 9
     9.1 Obligation to pay ................................................ 9
     9.2 Additional gross-up payment ...................................... 9
     9.3 [           * * *          ] ..................................... 9


---------

[ *** ] = Confidential treatment requested.


                                       1.

     9.4 If the Acceptance Period does not commence within [     * * *     ] ........ 9
     9.5 Meaning of net cost ....................................................... 10

10. FIRB BUY-OUT RIGHTS ............................................................ 10
     10.1 Application Period Option ................................................ 10
     10.2 Acceptance Period Option ................................................. 10
     10.3 Third Period Option ...................................................... 11
     10.4 Method of Payment ........................................................ 12

11. FURTHER ASSURANCES ............................................................. 12

12. RESOLUTION OF DISPUTES ......................................................... 12
     12.1 Reference to Expert ...................................................... 12
     12.2 Expert's instructions .................................................... 12
     12.3 Procedure ................................................................ 12
     12.4 Conclusiveness of report ................................................. 12
     12.5 Costs .................................................................... 12

13. ENTIRE AGREEMENT ............................................................... 13

14. NOTICES ........................................................................ 13

15. AMENDMENT ...................................................................... 13

16. ASSIGNMENT ..................................................................... 14

17. COUNTERPARTS ................................................................... 14

18. COSTS .......................................................................... 14

19. GOVERNING LAW AND JURISDICTION ................................................. 14

ANNEXURE A Option Notice ........................................................... 15

ANNEXURE B Buy-Out Notice .......................................................... 16

ANNEXURE C Grant of option ......................................................... 17

ANNEXURE D FIRB Buy-Out Notice ..................................................... 18


                                       2.

                                  SCHEDULE 14.2

                               [ * ] CSL PRODUCTS



                                       1.